SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K
Current Report
______________

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2011 (July 13, 2010)

VITAMIN SPICE
(Exact name of Registrant as specified in charter)

Wyoming	0-52907	20-5776355
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

996 Old Eagle School Road, Suite 1102
Wayne, Pennsylvania  19087
(Address of Principal Executive Offices)

__________________________________
(Prior Address if Changed From Last Report)

(484) 367-7401
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On or about December 3, 2010, The Company entered into a Brokerage Agreement West & Associates, LLC.  Under this non-exclusive brokerage agreement, the Company will pay a commission to West & Associates, LLC for any orders consummated under the Brokerage Agreement.  In connection with the Brokerage Agreement, on or about March 7, 2011, West & Associates, LLC issued Purchase Order WEST1000-0 in the amount of $5,000,000 for the purchase of spices and condiments from the Company.  On March 29, 2011, West & Associates, LLC substituted purchase order WEST1000-0 with WEST1002-2 for the aggregate amount of $6,949,497.85 of the Company’s products to be delivered over the next 18 months.

On December 20, 2010, the Company entered into two agreements with Integrated Capital Partners, Inc. (“ICPI”, which has served as a consultant to the Company and acts as the Company’s investor relations firm).  The first agreement, a Secured Convertible Note, provides that ICPI would fund $750,000 into the Company.  ICPI receives interest at the rate of 4% per annum and may convert its debt into equity at the rate of $0.05 per share of the Company’s common stock.  In connection with the loan, ICPI also received a Warrant to purchase 7,500,000 of the Company’s common stock at $0.10 per share.  To date, ICPI has not sought to convert any portion of the $750,000 loan nor has it exercised any portion of the Warrant.  The second agreement, a Product Funding Note, provides that ICPI would provide purchase order funding in the maximum amount of $500,000.  ICPI receives interest at a rate of 1%  per month for reserved funds and 2% per month of advanced funds.  Under the terms of the agreement, monies would only be advanced upon confirmed customer contracts and then only for product purchases.  In connection with the Product Funding Note, ICPI also received a Warrant to purchase 5,000,000 of the Company’s common stock at $0.15 per share.  The Product Funding Note expired by its terms on March 31, 2011.  (See, Item 1.02 below)  The Company did not provide any customer contracts and accordingly, no funds were advanced.

On January 9, 2011, the Company entered into a Binding Letter of Intent with Extreme Speed Motorsports, LLC (“Extreme”) for the Company’s sponsorship of Extreme’s participation in the American Le Mans Series Presented by Tequila Patrone.  The Company name and logo will receive car placement and the Company will be permitted to use the “Racing with Ferrari” slogan.  The Company has agreed to issue 400,000 shares of the Company’s common stock and pay a commission on gross wholesale revenue.  It is contemplated that a further agreement will be entered into between Extreme and the Company in the future.

On February 9, 2011, the Company entered into a Supply Agreement with IUCSS, Inc. whereby the Company would supply its products to IUCSS, Inc. for sale through IUCSS, Inc.’s web site for sale to consumers.  The Supply Agreement was amended on February 28, 2011.  The amendment was merely a clarification and did not change the material terms on the Supply Agreement.  IUCSS, Inc. has ordered 12,000 units, and has pre-paid for the delivery of product, under the Supply Agreement.  The Company has not yet delivered any product under this agreement.

Item 1.02   Termination of a Material Definitive Agreement.

The Product Funding Note described in Item 1.01 above expired by its terms on March 31, 2011.  No funds were advanced under the Product Funding Note.  Accordingly, the Warrant issued in connection with the Product Funding Note has been canceled.

Item 4.01   Changes in Registrant’s Certifying Accountant.

On or about January 20, 2011, the Company dismissed Larry O’Donnell, CPA, P.C. due to the revocation of their registration with the Public Company Accounting Oversight Board.   Larry O’Donnell, CPA, P.C.’s reports on the Company’s financial statements for the year ended December 31, 2009 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principals.  Larry O’Donnell, CPA, P.C. did not report on the Company’s financial statements for the year ended December 31, 2008.

During the Company’s most recent fiscal year, December 31, 2009, and the subsequent period through the date of termination, January 1, 2010 through January 20, 2011, there were no disagreements on any matter of accounting principals and practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of Larry O’Donnell, CPA, P.C., would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304(a)(1)(iv) of Regulation S-K.  Due to revocation of Larry O’Donnell, CPA, P.C.’s registration with the Public Company Accounting Oversight Board, the Company has been unable to obtain a letter from its prior auditor.

On March 23, 2011, the Company engaged the services of Malcolm L. Pollard, Inc. as its certifying accountants for the fiscal year ended December 31, 2010.  The Company did not consult with Malcolm L. Pollard, Inc. during the two prior fiscal years ended December 31, 2009 and December 31, 2010 regarding the application of accounting principals to a specific completed or contemplated transaction, or the type of audit opinion that may be rendered on the Company’s financial statements. Neither written nor oral advice was provided that was an important factor considered by Malcolm L. Pollard, Inc. in reaching a decision as to the accounting, auditing or financial reporting issue; or any other matter that was the subject of any disagreement(s) or event identified in response paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 13, 2010, Bill Fields resigned as a Director of the Company as he was to spend 80% of his time in China working on other business ventures which made it impractical that he continues on the Board.  Mr. Fields remains a friend to the Company and his resignation from the Board was not in connection with any disagreement with the Company or the Board as then constituted.

Despite his departure from the Board, any relationships the Company maintained with Fields Texas Limited and Intersource remain unaffected.

Item 7.01   Regulation FD Disclosure.

The Company has issued the following press releases:  (i) January 24, 2011 - VitaminSpice Signs Agreement With West & Associates for Government and Department of Defense Sales.  In this press release the Company announced that it had entered into an agreement with West & Associates, LLC, a minority owned business with significant General Services Administration and Department of Defense contacts, in hopes of having VitaminSpice enter in to government sector sales; (ii) January 19, 2011 - VitaminSpice Signs Agreement With Extreme Speed Motorsports for Team Ferrari Sponsorship in American Le Mans Series. The Company announced that it had entered into an agreement with Extreme Speed Motorsports LLC to be an Associate Sponsor of Team Ferrari in the 2011 American Le Mans Series; (iii) January 18, 2011 - VitaminSpice's Online Vendor Orders Increase Over 700% -- Inventory Build-Up Underway to Also Fill Retail and Food Service Orders in First Quarter 2011.  The Company announced that it had received payment of $25,000 from IUCSS, Inc. which placed its order in November 2010; (iv) November 16, 2010 - VitaminSpice to Produce $250,000 of Inventory on First Product Financing Advancement -- Receives Order for Vitamin Enhanced Black Pepper, Garlic, Crushed Red Pepper and Cinnamon.  The Company announced that Integrated Recourse Tech was to provide product financing to build the Company’s inventory levels;  and (v) November 15, 2010 - VitaminSpice Secures an Initial $500,000 Debt Financing to Begin Filling Backlog of Orders.  The Company announced that Integrated Recourse Tech agreed to provide debt financing of up to $500,000.

The information in this Form 8-K is being furnished under this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

a.	Secured Convertible Note between the Company and Integrated Capital Partners, Inc., dated December 20, 2010.
b.	Warrant to purchase 7,500,000 shares of the Company’s common stock by Integrated Capital Partners, Inc.

c.	Product Funding Note between the Company and Integrated Capital Partners, Inc., dated December 20, 2010.
d.	Warrant to purchase 5,000,000 shares of the Company’s common stock by Integrated Capital Partners, Inc.
e.	January 24, 2011 Press Release - VitaminSpice Signs Agreement With West & Associates for Government and Department of Defense Sales.
f.	January 19, 2011 Press Release - VitaminSpice Signs Agreement With Extreme Speed Motorsports for Team Ferrari Sponsorship in American Le Mans Series.
g.	January 18, 2011 Press Release - VitaminSpice's Online Vendor Orders Increase Over 700% -- Inventory Build-Up Underway to Also Fill Retail and Food Service Orders in First Quarter 2011.
h.
November 16, 2010 Press Release - VitaminSpice to Produce $250,000 of Inventory on First Product Financing Advancement -- Receives Order for Vitamin Enhanced Black Pepper, Garlic, Crushed Red Pepper and Cinnamon.

i.	November 15, 2010 Press Release - VitaminSpice Secures an Initial $500,000 Debt Financing to Begin Filling Backlog of Orders.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITAMIN SPICE (Registrant)

Dated: April 12, 2011	/s/ Edward Bukstel
Edward Bukstel/ CEO